Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Eyenovia, Inc. on Form S-3 (File No. 333-229365, File No. 333-237790, File No. 333-261638 and File No. 333-268832) and Form S-8 (File No. 333-227049, File No. 333-233278, File No. 333-233280, File No. 333-246288, File No. 333-261035 and File No. 333-266823) of our report dated March 31, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the financial statements of Eyenovia, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, which report is included in this Annual Report on Form 10-K of Eyenovia, Inc. for the year ended December 31, 2022.

Our report on the financial statements refers to a change in the method of accounting for leases in 2022 due to the adoption of the guidance in ASC Topic 842, Leases effective January 1, 2022.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 31, 2023